SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 17, 2010

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2010, Central European Distribution Corporation (the “Company”), as Original Guarantor, and CEDC International sp. z o.o. (“CEDC International”), Przedsiebiorstwo “Polmos” Bialystok S.A. (“Polmos”) and PWW sp. z o.o. (“PWW”) (each of CEDC International, Polmos and PWW a wholly owned subsidiary of the Company and collectively, the “Borrowers”), as Borrowers, entered into a PLN 330,000,000 Term and Overdraft Facilities Agreement (the “Credit Facility”) with Bank Handlowy w Warszawie S.A., as Agent, Original Lender and Security Agent, and Bank Zachodni WBK S.A., as Original Lender.

The Credit Facility provides for a credit limit of up to PLN 330,000,000 (or approximately US$ 110,590,000 at average exchange rates of the National Bank of Poland as of December 17, 2010) which may be disbursed as one term loan (the “Term Loan”) and two overdraft facilities (the “Overdraft Facilities”) to be used to (i) refinance existing credit facilities and (ii) finance general business purposes of the Borrowers. The Company expects to draw approximately PLN 130,000,000 (or approximately US$ 43,566,000 at average exchange rates of the National Bank of Poland as of December 17, 2010) on December 20, 2010.

The Term Loan bears interest at a rate equal to a margin of 2.25% (subject to adjustment as described in the Credit Facility) plus the Warsaw Interbank Rate plus the percentage per annum reflecting certain mandatory costs payable by the Lenders. The Term Loan matures 48 months after the date on which the advance is made.

The Overdraft Facilities bear interest at a rate equal to a margin of 1.25% plus the Warsaw Interbank Rate plus the percentage per annum reflecting certain mandatory costs payable by the Lenders. The Overdraft Facilities mature 12 months after the date on which the Term Loan advance is made.

The Credit Facility requires the Company to execute a guarantee of the Credit Facility as described therein.

The Credit Facility contains certain financial and non-financial covenants, which include, but are not limited to, a minimum ratio of EBITDA to fixed charges and a maximum ratio of total debt less cash to EBITDA.

Events of default under the Credit Facility include, but are not limited to, (i) failure to make payments under existing indebtedness when due, (ii) a default under existing indebtedness, (iii) failure to perform any obligations under the Credit Facility and (iv) the existence of any insolvency proceeding. Subject to certain requirements of law, on and at any time after the occurrence of a continuing event of default, the total commitments under the Credit Facility may be cancelled and all or part of any amounts outstanding under the Credit Facility may be declared due and payable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: December 17, 2010